UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

(Amendment No.     )

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

Koppers Holdings Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF CHANGE OF LOCATION OF THE ANNUAL MEETING OF SHAREHOLDERS

ADDITIONAL INFORMATION REGARDING THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON WEDNESDAY, MAY 6, 2020

The following Notice of Change of Location relates to the Proxy Statement dated March 30, 2020, furnished to shareholders of Koppers Holdings Inc. (Koppers) in connection with the solicitation of proxies by the Board of Directors for use at the Koppers Annual Meeting of Shareholders to be held on Wednesday, May 6, 2020. This Supplement is being filed with the Securities and Exchange Commission and is being made available to shareholders on or about April 24, 2020.

THE NOTICE SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

As part of addressing the ongoing coronavirus (COVID-19) situation, and to support our key priorities of keeping our employees, shareholders and other stakeholders safe while effectively operating our business as well as preventing the spread of COVID-19, NOTICE IS HEREBY GIVEN that the location of the Koppers 2020 Annual Meeting of Shareholders has changed. Koppers will not hold an in-person meeting. Koppers shareholders of record as of the close of business on March 16, 2020 (the record date for the annual meeting) are entitled to join the live virtual meeting webcast of the annual meeting, as further described below. Shareholders will be able to listen, vote and submit questions from any remote location with internet connectivity.

Date:	Wednesday, May 6, 2020
Time:	10:00 a.m. Eastern Daylight Time
Place:	There will be no in-person annual meeting. The meeting will be held virtually over the internet. To participate in the virtual meeting, please follow these instructions:

If your shares are registered in your name with Koppers’ transfer agent or you are a participant holding Koppers stock in a Koppers-sponsored employee savings plan and you wish to attend the online-only virtual meeting, go to www.meetingcenter.io/273771000. The meeting will begin promptly at 10:00 a.m. Eastern Daylight Time and online access will open 15 minutes prior to allow time to log-in. The login password is KOP2020. You will also need your voter control number that is located on the letter accompanying this Notice of Change of Location of the Annual Meeting of Shareholders.

In order to maintain the interactive nature of the virtual meeting, virtual attendees are able to:

• Vote using the online meeting website • Submit questions during the meeting

Proposals:

1.	To elect eight members of our board of directors.
2.	To approve our 2020 Long Term Incentive Plan.
3.	To approve an advisory resolution on our executive compensation.
4.	To ratify the appointment of KPMG LLP as our independent registered public accounting firm for fiscal year 2020.

We will also transact any other business that is properly raised at the meeting or any adjournment of the meeting.

Record Date:

You can vote if you were a shareholder of record on March 16, 2020.

Admission to the Meeting:

You will not be able to attend the annual meeting in person. To attend the virtual annual meeting, please follow the instructions above.

By Order of the Board of Directors

Stephanie L. Apostolou

General Counsel and Secretary

April 24, 2020

Your Vote Is Important

Whether or not you plan to attend the meeting, please complete, date, sign and return your proxy card promptly so that we can be assured of having a quorum present at the meeting and so that your shares may be voted in accordance with your wishes.

Important Notice Regarding the Change of Location

of the Annual Meeting of Shareholders to Be Held on May 6, 2020

A complete copy of our proxy statement, our annual report for the year ended December 31, 2019 and this Notice of Change of Location of the Annual Meeting of Shareholders are also available at www.proxydocs.com/KOP.

+ NOTICE OF CHANGE OF LOCATION OF THE 2020 ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 6, 2020 April 24, 2020 Dear Shareholder: As part of addressing the ongoing coronavirus (COVID-19) situation, and to support our key priorities of keeping our employees, shareholders and other stakeholders safe while effectively operating our business as well as preventing the spread of COVID-19, the Board of Directors has changed the location of the 2020 Annual Meeting of Shareholders of Koppers Holdings Inc. to a live virtual meeting webcast. Koppers will not hold an in-person meeting. Koppers shareholders of record as of the close of business on March 16, 2020 (the record date for the annual meeting) are entitled to join the live virtual meeting webcast. Shareholders will be able to listen, vote and submit questions from any remote location with internet connectivity. The date and time of the meeting, as well as the record date for the meeting, have not been changed, and the meeting will continue to be held on May 6, 2020 at 10:00 a.m. Eastern Daylight Time. The items of business are the same as set forth in the meeting notice previously mailed or made available to you. The meeting will be hosted at www.meetingcenter.io/273771000. The meeting will begin promptly at 10:00 a.m. Eastern Daylight Time and online access will open 15 minutes prior to allow time to log-in. The login password is KOP2020. You will also need your voter control number located in the circle in the shaded bar above. You may continue to submit your proxy in advance of the annual meeting by mail by following the instructions included on the original proxy card that was previously distributed. Whether or not you plan to attend the annual meeting, please complete, date, sign and return the original proxy card promptly so that we can be assured of having a quorum present at the meeting and so that your shares may be voted in accordance with your wishes. On behalf of your Board of Directors, thank you for your cooperation and continued support. Sincerely, Stephanie A. Apostolou General Counsel and Secretary 11LTR + 038YOD+ NOTICE OF CHANGE OF LOCATION OF THE 2020 ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 6, 2020 April 24, 2020 Dear Shareholder: As part of addressing the ongoing coronavirus (COVID-19) situation, and to support our key priorities of keeping our employees, shareholders and other stakeholders safe while effectively operating our business as well as preventing the spread of COVID-19, the Board of Directors has changed the location of the 2020 Annual Meeting of Shareholders of Koppers Holdings Inc. to a live virtual meeting webcast. Koppers will not hold an in-person meeting. Koppers shareholders of record as of the close of business on March 16, 2020 (the record date for the annual meeting) are entitled to join the live virtual meeting webcast. Shareholders will be able to listen, vote and submit questions from any remote location with internet connectivity. The date and time of the meeting, as well as the record date for the meeting, have not been changed, and the meeting will continue to be held on May 6, 2020 at 10:00 a.m. Eastern Daylight Time. The items of business are the same as set forth in the meeting notice previously mailed or made available to you. The meeting will be hosted at www.meetingcenter.io/273771000. The meeting will begin promptly at 10:00 a.m. Eastern Daylight Time and online access will open 15 minutes prior to allow time to log-in. The login password is KOP2020. You will also need your voter control number located in the circle in the shaded bar above. You may continue to submit your proxy in advance of the annual meeting by mail by following the instructions included on the original proxy card that was previously distributed. Whether or not you plan to attend the annual meeting, please complete, date, sign and return the original proxy card promptly so that we can be assured of having a quorum present at the meeting and so that your shares may be voted in accordance with your wishes. On behalf of your Board of Directors, thank you for your cooperation and continued support. Sincerely, Stephanie A. Apostolou General Counsel and Secretary 11LTR + 038YOD

Koppers Holdings Inc. 436 Seventh Avenue Pittsburgh, PA 15219-1800 Tel 412 227 2001 www.koppers.com

News Release

FOR IMMEDIATE RELEASE

For Information:	Michael J. Zugay, Chief Financial Officer
412 227 2231
ZugayMJ@koppers.com

Koppers Changes 2020 Annual Meeting of Shareholders to Virtual-Only Format

PITTSBURGH, April 24, 2020 – Koppers Holdings Inc., a Pittsburgh-based integrated global provider of treated wood products, wood treatment chemicals and carbon compounds, today announced that its upcoming 2020 Annual Meeting of Shareholders (Annual Meeting) will be held in a live, virtual-only format. Koppers will not hold an in-person Annual Meeting. This change is part of addressing the ongoing coronavirus (COVID-19) situation, and to support the company’s key priorities of keeping employees, shareholders and other stakeholders safe while effectively operating the business as well as preventing the spread of COVID-19.

As previously announced, the Annual Meeting will be held on Wednesday, May 6, 2020, at 10:00 a.m. Eastern Daylight Time. Online access to the meeting will begin at 9:45 a.m. Eastern Daylight Time.

Shareholders of record as of the close of business on the record date of March 16, 2020 can participate in the Annual Meeting using a voter control number that each record shareholder will receive prior to the Annual Meeting and will be able to listen (or read via closed captioning), vote, and submit questions from any remote location with internet connectivity. A complete copy of Koppers proxy statement, annual report for the year ended December 31, 2019 and the Notice of Change of Location of the Annual Meeting of Shareholders are also available at www.proxydocs.com/KOP.

The proxy card included with the proxy materials previously distributed will not be updated to reflect the change in location and may continue to be used for voting in connection with the Annual Meeting.

Whether or not shareholders attend the Annual Meeting, Koppers urges shareholders to complete, date, sign and return the proxy card promptly in advance of the Annual Meeting.

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About Koppers

Koppers, with corporate headquarters in Pittsburgh, Pennsylvania, is an integrated global provider of treated wood products, wood treatment chemicals and carbon compounds. Our products and services are used in a variety of niche applications in a diverse range of end-markets, including the railroad, specialty chemical, utility, residential lumber, agriculture, aluminum, steel, rubber, and construction industries. Including our joint ventures, we serve our customers through a comprehensive global manufacturing and distribution network, with facilities located in North America, South America, Australasia, China and Europe. The stock of Koppers Holdings Inc. is publicly traded on the New York Stock Exchange under the symbol “KOP.” For more information, visit us on the Web: www.koppers.com. Questions concerning investor relations should be directed to Michael Zugay at 412-227-2231 or Quynh McGuire at 412-227-2049.